Filed pursuant to Rule 424(b)(5)
Registration No. 333-205466

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2015)

4,500,000 Shares

Common Stock

We are offering 4,500,000 shares of common stock, $.001 par value, of Earthstone Energy, Inc., a Delaware corporation (the “Company”). Our common stock is traded on the NYSE MKT LLC (the “NYSE MKT”) under the symbol “ESTE.”

On June 15, 2016, the last reported sale price of our common stock as reported on the NYSE MKT was $11.97 per share.

Investing in our common stock involves a high degree of risk. You should carefully consider the matters set forth in “Risk Factors” beginning on page S-10 of this prospectus supplement and page 4 of the accompanying prospectus.

	Per Share	Total
Public offering price	$10.50	$47,250,000
Underwriting discounts and commissions(1)	$0.525	$2,362,500
Proceeds, before expenses, to us	$9.975	$44,887,500

(1)	See “Underwriting (Conflicts of Interest)” for a discussion of the compensation payable to the underwriters.

We have granted an over-allotment option to the underwriters set forth below. Under this option, the underwriters may elect to purchase up to a maximum of 675,000 additional shares of common stock from us at the public offering price above, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement to cover any over-allotments.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or before June 21, 2016.

Joint Book-Running Managers

SunTrust Robinson Humphrey	Seaport Global Securities

The date of this prospectus supplement is June 16, 2016

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update, or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any written communication from us or the underwriters, including any free writing prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read our registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “could,” “project,” “intend,” “estimate,” “expect,” “believe,” “predict,” “budget,” “goal,” “plan,” “forecast,” “target,” and similar expressions intended to identify forward-looking statements.

All statements, other than statements of historical facts, included in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement that address activities, events, or developments that we expect or anticipate will or may occur in the future are forward looking-statements, including such things as:

•

volatility and weakness in commodity prices for oil and natural gas and the effect of prices set or influenced by action of the Organization of Petroleum Exporting Countries (“OPEC”) and other Middle East producers;

•	declines in oil, natural gas liquids or natural gas prices;

•	risks relating to any unforeseen liabilities;

•	the level of success in our exploration, development and production activities;

•	our ability to replace oil and natural gas reserves;

•	adverse weather conditions that may negatively impact our development or production activities;

•	the timing of our exploration and development expenditures;

•	inaccuracies of our reserve estimates or assumptions underlying them;

•	revisions to our reserve estimates as a result of changes in commodity prices;

•	impacts to our financial statements as a result of impairment write-downs;

•	risks related to the level of indebtedness and periodic redeterminations of the borrowing base under our credit agreement;

•	ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budgets;

•	our ability to obtain external capital to finance exploration and development operations and acquisitions;

•	federal and state initiatives relating to the regulation of hydraulic fracturing;

•	our ability to successfully complete potential asset dispositions and the risks related thereto;

•	the impacts of our hedging on results of operations;

•	failure of our properties to yield oil or natural gas in commercially viable quantities;

•	availability of, and risks associated with, transport of oil and natural gas;

•	future shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services;

•	uninsured or underinsured losses resulting from our oil and natural gas operations;

•	inability to access oil and natural gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing oil and natural gas operations;

•	any loss of senior management or technical personnel;

•	competition in the oil and natural gas industry; and

•	other risks described under the caption “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015.

All forward-looking statements, expressed or implied, included in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary provides a brief overview of information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because it is abbreviated, this summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and any free writing prospectus distributed by us before making an investment decision, including the information presented under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and the financial statements and other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, the terms “Earthstone,” “Earthstone Energy,” “the Company,” “we,” “our,” “ours,” and “us” refer to Earthstone Energy, Inc. and its subsidiaries.

Overview

Earthstone Energy, Inc., a Delaware corporation, together with its consolidated subsidiaries, is a growth-oriented independent oil and natural gas exploration and production company operating in the upstream segment of the industry in the United States onshore. Our strategy, which is discussed in greater detail below, is to increase stockholder value through an active and diversified program that includes acquiring, drilling and developing undeveloped leases, purchasing oil and natural gas reserves and conducting exploration activities that currently involve oil-weighted projects.

Our asset portfolio currently includes activities in the Eagle Ford trend of south Texas, the Midland Basin of west Texas, and the Williston Basin of North Dakota and Montana. We continuously evaluate opportunities to expand our acreage and our producing assets through acquisitions. We typically focus on operated properties where we can directly influence development and economics. Our successful acquisition of assets depends on the opportunities and the financing alternatives available to us at the time we consider such opportunities.

Our corporate headquarters is in The Woodlands, Texas. We also have an operating office in Denver, Colorado and two field offices in south Texas. Our common stock is traded on the NYSE MKT under the symbol “ESTE.”

Recent Development

In late 2015, we entered into an Arrangement Agreement (the “Arrangement Agreement”) with Lynden Energy Corp. (“Lynden”) providing for the acquisition of all of the outstanding shares of common stock of Lynden. On May 18, 2016, we closed the transaction. Each outstanding share of Lynden Common Stock was deemed to be transferred for 0.02842 shares of our common stock, and we issued approximately 3,700,000 shares of our common stock in the acquisition.

Our Business Strategy

Our management team has been in place since December, 2014 when we completed a business combination with Oak Valley Resources, LLC, which currently owns approximately 52% of our outstanding common stock. We pursue a value-driven growth strategy focused on projects that we believe will generate strong and predictable rates of return and increases in stockholder value. Although we currently own significant non-operated properties, historically our management has focused clearly on operated projects, where we can deploy our operational expertise to develop properties efficiently and control costs in order to optimize investment returns. Accordingly, we will focus on operated leasehold or property acquisitions in the future, including corporate acquisitions, where the majority of assets are operated.

We believe that a reasonable level of diversification in our asset base is preferable to that of a single basin-focused company as it should allow us to take advantage of regional changes in realized prices, service costs, service availability and other factors affecting the cost-efficient and economic development of our assets. Management concentrates on building production, reserves and cash flows while seeking to expand our undeveloped acreage and drilling inventory in select targeted areas. Further expansion of our asset base will be achieved through cost efficient development, exploitation and operation of our current assets and acreage and through additional leasing, acquisitions, development drilling and exploration activities, currently directed toward oil-weighted projects. Finally, management intends to aggressively pursue additional corporate and asset acquisition opportunities.

Our business strategy includes the following:

•	pursuing value-accretive corporate merger and acquisition opportunities;

•	expanding our acreage positions and drilling inventory in our areas of primary interest through acquisitions and farm-in opportunities, with an emphasis on operated positions;

•	pending adequate commodity prices, continuing the cost-effective development and exploitation of existing acreage positions;

•	generating additional development projects in our areas of primary interest;

•	selectively divesting non-core assets in order to streamline operations and utilize capital and human resources most effectively; and

•	obtaining additional capital, as available and needed, through the issuance of equity and debt securities or by soliciting industry or financial participants to jointly develop and/or acquire assets.

Our fundamental operating and technical strategy is complemented by our focus on increasing stockholder value by:

•	maximizing profit margins;

•	controlling capital expenditures and operating and administrative costs;

•	maintaining a sound capital structure; and

•	potentially soliciting industry or institutional participants into projects on a promoted basis to manage risk, enhance rates of return and lower net finding and development costs.

Management believes its strategy is appropriate because it:

•	addresses multiple risks of oil and gas operations while providing equity holders with upside potential; and

•	results in “staying power”, which management believes is essential to mitigate the adverse impacts of historically volatile commodity prices and financial markets.

Our Properties

The following is a brief description of our primary oil and natural gas properties and current focus areas. We also own other nominal operated and non-operated properties located in Texas and Oklahoma that will likely be divested at appropriate times in the future.

Operated Eagle Ford

As of December 31, 2015, we held approximately 38,000 gross (18,600 net) leasehold acres in Gonzales, Fayette and Karnes Counties, Texas in the crude oil window of the Eagle Ford shale trend of south Texas. This acreage is prospective for the Eagle Ford, Austin Chalk, Upper Eagle Ford, Buda, Wilcox and Edwards formations. We serve as the operator with a 50% undivided ownership interest in substantially all of the acreage.

As of December 31, 2015, we operated 62 gross Eagle Ford wells and eight gross Austin Chalk wells and had non-operated interests in two gross producing Eagle Ford wells and one gross producing Austin Chalk well. At December 31, 2015, 12 gross Eagle Ford wells were drilled but waiting on completion and one upper Austin Chalk well was being drilled. In the near future, we expect to complete the 12 wells that are waiting on completion, which consist of our four-well Boggs Unit in Karnes County and eight wells in Fayette County. We also plan to accelerate our drilling program by initiating drilling on our five-well Crosby Unit in southern Gonzales County, which directly offsets our Boggs Unit. We have identified a total of approximately 220 gross Eagle Ford drilling locations in our Eagle Ford acreage. The number of Eagle Ford locations could potentially increase subject to future down spacing initiatives. In addition, because our acreage position is prospective for the Austin Chalk, Upper Eagle Ford, Buda, Wilcox and Edwards formations, we may have additional future economic locations. The majority of our acreage is covered by a 173 square mile 3-D seismic survey, which is being used to develop the Eagle Ford and identify Austin Chalk locations and other economic opportunities.

Non-Operated Eagle Ford

We have a non-operated position in approximately 25,400 gross acres in two areas within the Hawkville Field in La Salle County, Texas. The acreage is operated by BHP Billiton and Lewis Petro Properties, Inc. and is prone to natural gas and condensate produced from the Eagle Ford formation. We have interests in two project areas, including, a) White Kitchen, where we have a 15% working interest in 30 gross wells and approximately 7,100 gross acres, all of which is held by production, and b) Martin Ranch, where we have a 10% working interest in approximately 18,300 gross acres and 34 gross producing wells.

Midland Basin, West Texas

On May 18, 2016, we acquired Lynden which is now a wholly-owned subsidiary. This acquisition facilitates our entry into the Midland Basin of west Texas. In the Lynden transaction, we acquired working interests in 130 producing wells (52.9 net), currently producing approximately 1,330 barrels of oil equivalent per day, net to our interest and leasehold interests in Martin, Midland, Glasscock and Howard Counties, Texas, as follows:

County	Gross Acres	Net Working Interest	Net Acres
Martin	1,757	43.75%	769
	1,127	20.00%	225
Midland	640	43.75%	280
Glasscock	4,480	43.75%	1,960
Howard	6,121	40.625%	2,487
	640	25.39%	162

Total	14,765		5,883

The majority of this acreage is operated by an affiliate of CrownRock L.P. (“CrownRock”) a Midland, Texas based company with extensive knowledge and experience operating in the Permian Basin. We are party to a participation agreement (“Midland Basin Participation Agreement”) with CrownRock whereby we generally pay 50% of the drilling and completion costs attributable to CrownRock’s interest in exchange for a 43.75% interest in the leases. A separate Midland, Texas-based company operates a 1,127 acre lease, where we pay 24.375% of the drilling and completion costs in exchange for a 20% working interest.

We have identified approximately 50 horizontal and 150 vertical development locations on the acreage, which we believe has significant horizontal potential in multiple horizons. The primary objective is oil from the Spraberry and Wolfcamp formations, which are Permian in age and are informally grouped to form the “Wolfberry” interval or zone. Vertical completions are anticipated over a 2,500 to 3,000-foot gross interval, generally located between a drilling depth of 7,000 to 11,500 feet. In addition to this main objective, other conventional and unconventional productive zones occur both above and below the Wolfberry formation.

Mitchell Ranch Project

We also have interests in an exploration play on the eastern shelf of the greater Permian basin, with a 50% working interest in approximately 104,000 acres, in Coke, Mitchell, and Sterling Counties of west Texas, subject to a 22.5% royalty to the mineral rights owners. All acreage is contained within a single historical ranch, which lies to the immediate west of the Jameson oil field and is approximately 10 miles south-east of the Iatan oil field. The project is focused on Permo-Pennsylvanian-aged targets where we have identified numerous opportunities across several pay zones, all of which are less than 8,000 feet in drilling depth. Our interests are governed by a participation agreement with CrownRock. Target formations include the Clearfork, Wolfcamp, Cline and Mississippian formations.

Williston Basin

We have a non-operated position in approximately 10,900 net acres in the Williston Basin of North Dakota and Montana. At present, our most active area within this basin is the Banks Field in McKenzie County, North Dakota. As of December 31, 2015 in the Banks Field, we had an average working interest of 4.1% in 77 horizontal Bakken/Three Forks producing wells and an additional 27 wells waiting on completion, that are primarily operated by Statoil. We have identified approximately 140 potential drilling locations which are in existing producing units throughout the Bakken/Three Forks play.

Corporate Information

Our headquarters are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380. Our telephone number is (281) 298-4246. Our website is www.earthstoneenergy.com. Information contained on or accessible through our website is not incorporated by reference into or otherwise a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer:	Earthstone Energy, Inc.

Common stock offered by us:	4,500,000 shares.

Common stock outstanding immediately after this offering:	22,035,407 shares (or 22,710,407 shares if the underwriters exercise the over-allotment option in full).

Over-allotment option:	We have granted the underwriters a 30-day option to purchase up to an aggregate of additional shares of our common stock to cover any over-allotments.

Use of proceeds:	We plan to use the net proceeds to repay outstanding indebtedness under our revolving credit facility and thereafter for general corporate purposes, which may include funding completing 12 gross (5.33 net) wells awaiting completion and other drilling and completion activities associated with operated and non-operated properties and leasehold interest and property acquisitions. See also “Use of Proceeds.”

Dividend policy:	We have not declared or paid any cash or other dividends on our common stock, and we do not expect to declare or pay any cash or other dividends in the foreseeable future. See “Dividend Policy.”

Risk Factors:	You should carefully read and consider the information beginning on page S-7 of this prospectus supplement and page 4 of the accompanying prospectus set forth under the headings “Risk Factors” and all other information set forth in this prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference before deciding to invest in our common stock.

Underwriting (Conflicts of Interest)	We may use a portion of the net proceeds of this offering to repay indebtedness owed by us to affiliates of one of the financial advisors that will receive a fee in connection with this offering that are lenders under our revolving credit facility. See “Use of Proceeds.” Because such repayment may constitute more than 5% of the net proceeds, this offering will be made in compliance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. The appointment of a “qualified independent underwriter” is not required in connection with this offering. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

NYSE MKT symbol	ESTE

The number of shares to be outstanding after this offering is based on 17,535,407 shares of our common stock outstanding as of June 15, 2016 and excludes 772,500 shares that may be issued pursuant to outstanding awards under our equity compensation plan. Unless otherwise indicated, the information in this prospectus supplement assumes that the underwriters will not exercise their over-allotment option.

RISK FACTORS

An investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the risk factors listed below and discussed under the heading “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations, and financial condition could suffer, and you could lose your investment in us.

Risks Relating to Our Common Stock and this Offering

We have no plans to pay dividends on our common stock. Stockholders may not receive funds without selling their shares.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance the expansion of our business. Our future dividend policy is within the discretion of our board of directors and will depend upon various factors, including our business, financial condition, results of operations, capital requirements, and investment opportunities.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our certificate of incorporation, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock, of which none are issued and outstanding as of the date of this prospectus supplement. Also, our board of directors, without stockholder approval, may determine the price, rights, preferences, privileges, and restrictions, including voting rights, of those shares. If the board causes shares of preferred stock to be issued, the rights of the holders of our common stock would likely be subordinate to those of preferred holders and therefore could be adversely affected. The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock. Preferred stock could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock. In addition, preferred stock would have preference in the event of liquidation of the corporation, which means that the holders of preferred stock would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets. We have no current plans to issue any shares of preferred stock.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which are beyond our control. For instance, if our financial results are below the expectations of securities analysts and investors, the market price of our common stock could decrease, perhaps significantly. Other factors that may affect the market price of our common stock include:

•	actual or anticipated fluctuations in our quarterly results of operations;

•	liquidity;

•	sales of common stock by our stockholders;

•	changes in oil and natural gas prices;

•	changes in our cash flow from operations or earnings estimates;

•	publication of research reports about us or the oil and natural gas exploration and production industry generally;

•	competition for, among other things, capital, acquisition of reserves, undeveloped land, and skilled personnel;

•	increases in market interest rates which may increase our cost of capital;

•	changes in applicable laws or regulations, court rulings, and enforcement and legal actions;

•	changes in market valuations of similar companies;

•	adverse market reaction to any indebtedness we may incur in the future;

•	additions or departures of key management personnel;

•	actions by our stockholders;

•	commencement of or involvement in litigation;

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes, and other related issues in our industry;

•	speculation in the press or investment community regarding our business;

•	political conditions in oil and natural gas producing regions;

•	general market and economic conditions; and

•	domestic and international economic, legal, and regulatory factors unrelated to our performance.

In addition, the U.S. securities markets have experienced significant price and volume fluctuations. These fluctuations often have been unrelated to the operating performance of companies in these markets. Market fluctuations and broad market, economic, and industry factors may negatively affect the price of our common stock, regardless of our operating performance. Any volatility or a significant decrease in the market price of our common stock could also negatively affect our ability to make acquisitions using common stock. Further, if we were to be the object of securities class action litigation as a result of volatility in our common stock price or for other reasons, it could result in substantial costs and diversion of our management’s attention and resources, which could negatively affect our financial results.

Anti-takeover provisions could make a third party acquisition difficult.

Our certificate of incorporation provides for a classified board of directors, with each member serving a three-year term, and eliminates the ability of stockholders to call special meetings or take action by written consent. Provisions in our certificate of incorporation could make it more difficult for a third party to acquire us without the approval of our board. In addition, the Delaware corporate statute also contains certain provisions that could make an acquisition by a third party more difficult.

Investors in this offering may experience immediate and substantial dilution and additional stock offerings may further dilute stockholders.

The public offering price of the securities offered pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you may incur immediate and substantial dilution in the net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options exercise those options at prices below the public offering price, you will incur further dilution.

Given our plans and our expectation that we may need additional capital and personnel, we may need to issue additional shares of common stock or securities convertible into or exercisable for shares of common stock, including preferred stock, options, or warrants. The issuance of additional common stock may further dilute the ownership of our stockholders.

Earthstone and Lynden may experience difficulties in integrating their businesses, which could cause the combined company to fail to realize many of the anticipated potential benefits of the arrangement.

Earthstone and Lynden entered into the arrangement agreement with the expectation that the arrangement will result in various benefits, including, among other things, operating efficiencies and cost savings. Achieving the anticipated benefits of the arrangement will depend in part upon whether Earthstone and Lynden integrate their businesses in an efficient and effective manner. Earthstone and Lynden may not be able to accomplish this integration process successfully. The difficulties of combining the two companies’ businesses potentially will include, among other things:

•

the integration of certain operations following the arrangement will require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day business of the combined company; and

•	any inability of Earthstone’s management to cause best practices to be applied to the combined company’s businesses.

An inability to realize the full extent of the anticipated benefits of the arrangement, as well as any delays encountered in the transition process, could have an adverse effect upon the revenues, level of expenses and operating results of the combined company, which may affect the value of the Earthstone common stock.

The market price of Earthstone’s common stock may decline in the future as a result of the arrangement.

The market price of Earthstone’s common stock may decline in the future as a result of the arrangement for a number of reasons, including the unsuccessful integration of Earthstone and Lynden (including for the reasons set forth in the preceding risk factor) or the failure of Earthstone to achieve the perceived benefits of the arrangement, including financial and operating results, as rapidly as or to the extent anticipated by financial or industry analysts. These factors are, to some extent, beyond the control of Earthstone.

The pro forma combined financial information incorporated by reference into this prospectus supplement may not be an indication of the combined company’s financial condition or results of operations following the arrangement.

The pro forma combined financial information incorporated by reference into this prospectus supplement is based on various adjustments, assumptions and preliminary estimates and may not be an indication of the combined company’s financial condition or results of operations following the arrangement. The actual financial condition and results of operations of the combined company following the arrangement may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the combined company’s financial condition or results of operations following the arrangement. Any potential decline in the combined company’s financial condition or results of operations may cause significant variations in the stock price of the combined company.

USE OF PROCEEDS

We estimate that the net proceeds from this offering of common stock will be approximately $44.7 million, after deducting the underwriting commissions and estimated offering expenses payable by us (or approximately $51.4 million if the underwriters’ option to purchase additional shares is exercised in full). We plan to use the net proceeds of this offering to pay the balance of borrowings under our revolving credit facility and thereafter to fund the completion of 12 gross (5.33 net) wells that have been drilled and are waiting on completion, as well as fund drilling and completion activities associated with operated and non-operated properties and leasehold interest and property acquisitions.

As of June 15, 2016, our revolving credit facility, which matures on December 19, 2018, had $47.8 million of borrowings outstanding and an interest rate of approximately 3.2% per annum.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and our consolidated capitalization as of March 31, 2016 assuming no exercise of the underwriters’ option to purchase additional shares, on: (i) an actual basis, (ii) a pro forma basis to give effect to the acquisition of Lynden on May 18, 2016; and (iii) on a pro forma, as adjusted, basis to give effect to the acquisition of Lynden and this offering. For purposes of the following table, we have assumed that initially the net proceeds of this offering will be used to repay outstanding indebtedness under our revolving credit facility and that the remainder will be held as cash.

The table below should be read in conjunction with, and is qualified in its entirety by reference to the “Use of Proceeds” section of this prospectus supplement and should be read together with the accompanying base prospectus, our historical consolidated financial statements and all other filings with the SEC that are incorporated herein by reference.

	As of March 31, 2016
	Actual	Pro Forma	Pro Forma As Adjusted
	(in thousands, except share amounts)
Cash and cash equivalents	5,684	13,226	13,226

Debt:
Revolving credit facility	11,191	47,770	3,082
Stockholders’ equity:
Preferred stock, $0.001 par value, 20,000,000 shares authorized; actual, pro forma, and pro forma as adjusted: none issued or outstanding	0	0	0
Common stock, $0.001 par value, 100,000,000 shares authorized; actual: 13,835,128 shares issued and outstanding; pro forma: 17,535,407 shares issued and outstanding; pro forma as adjusted: 22,035,407 shares issued and outstanding	14	18	22
Additional paid-in capital	358,086	403,777	448,461
Accumulated deficit	(164,188)	(165,901)	(165,901)
Treasury stock, actual, pro forma, and pro forma as adjusted: 15,357,407 shares	(460)	(460)	(460)
Total stockholders’ equity	193,452	237,434	282,122
Total capitalization	204,643	285,204	285,204

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed and traded on the NYSE MKT under the symbol “ESTE.” The following table sets forth the range of high and low sales prices of our common stock for the periods presented:

	Common Stock
Quarter Ended	High	Low
2016
June 30 (through June 15, 2016)	$15.93	$10.67
March 31	$14.19	$10.75
2015
December 31	$18.50	$12.99
September 30	$18.15	$13.55
June 30	$28.62	$17.65
March 31	$31.00	$19.40
2014
December 31	$28.40	$14.71
September 30	$37.21	$27.00
June 30	$35.00	$18.97
March 31	$22.85	$17.31

The closing price of our common stock on the NYSE MKT on June 15, 2016 was $11.97 per share. On June 15, 2016, we had 17,535,407 issued and outstanding shares of common stock, which were held by approximately 2,100 holders of record. Holders of record do not include owners for whom common stock may be held in “street” name or whose common stock is restricted.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate declaring or paying any cash dividends on our common stock in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, results of operations, contractual restrictions, capital requirements, business prospects, and other factors that our board of directors considers relevant.

UNDERWRITING (CONFLICTS OF INTEREST)

We are offering the shares of common stock described in this prospectus supplement through the underwriters named below. SunTrust Robinson Humphrey, Inc. and Seaport Global Securities LLC are acting as the representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement between us and the representatives, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
SunTrust Robinson Humphrey, Inc.	2,250,000
Seaport Global Securities LLC	2,250,000

Total	4,500,000

The underwriting agreement provides that the underwriters’ obligation to purchase our common stock is subject to approval of legal matters by counsel and the satisfaction of the conditions contained in the underwriting agreement. The conditions contained in the underwriting agreement include the conditions that the representations and warranties made by us to the underwriters are true, that there has been no material adverse change to our condition or in the financial markets, and that we deliver to the underwriters customary closing documents. The underwriters are obligated to purchase all of the shares of common stock (other than those covered by the over-allotment option described below) if they purchase any of the shares of common stock.

Option to Purchase Additional Common Stock

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 675,000 additional shares of common stock at the public offering price per share less the underwriting discount and commissions shown on the cover page of this prospectus supplement. The underwriters may exercise this option solely to cover over-allotments, if any, made in connection with this offering.

Underwriting Discount and Commissions and Offering Expenses

The underwriters propose to offer the common stock to the public at the public offering price set forth on the cover of this prospectus supplement. The underwriters may offer the common stock to securities dealers at the price to the public less a concession not in excess of $0.245 per share of common stock. After the common stock is released for sale to the public, the underwriters may vary the offering price and other selling terms from time to time.

The following table summarizes the compensation to be paid to the underwriters by us:

		Total
	Per Share	No Option Exercise	Full Option Exercise
Public offering price	$10.50	$47,250,000	$54,337,500
Underwriting discounts and commissions	$0.525	$2,362,500	$2,716,875
Proceeds, before expenses, to us	$9.975	$44,887,500	$51,620,625

We estimate our expenses associated with the offering, excluding underwriting discounts and commissions, will be approximately $200,000 , which amount includes up to $100,000 that we have agreed to reimburse the underwriters for fees and expenses of counsel relating to certain aspects of this offering.

Euro Pacific Capital, Inc., Northland Securities, Inc., Roth Capital Partners, LLC, Johnson Rice & Company, Wunderlich Securities, Inc. and BOSC, Inc. are acting as financial advisors in connection with this offering and will each be paid a fee of up to $59,000, which amounts will reduce the underwriting commission payable to the underwriters.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. federal securities laws, or to contribute to payments that may be required to be made in respect of these liabilities.

Lock-Up Agreements

We and all of our directors and executive officers and certain of our shareholders have agreed, subject to certain exceptions as discussed below, that without the prior written consent of SunTrust Robinson Humphrey, Inc. , we and they will not directly or indirectly, (1) offer for sale, sell, issue, contract to sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of our common stock or securities convertible into or exchangeable for our common stock (other than shares sold in this offering), or with respect to us, sell or grant options, rights or warrants with respect to any shares of our common stock or securities convertible into or exchangeable for our common stock (other than the issuance of options pursuant to a registration statement on Form S-8 and securities we may issue in future acquisitions of oil and gas properties or companies, which shares will remain subject to these lock-up restrictions upon issuance and for the remainder of the lock-up period), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of our common stock or other securities, in cash or otherwise, (3) offer to purchase, purchase or contract to purchase or grant any option, right or warrant to purchase our common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities of the Company, (4) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of our common stock or securities convertible, exercisable or exchangeable into our common stock or any other securities of the Company (other than with respect to the Company, any registration statement on Form S-8 or any amendment to any registration statement already filed with the Commission as of the date of this prospectus supplement), (5) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in securities of the Company or (6) publicly disclose the intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement. Notwithstanding the foregoing, the Company may, at its sole discretion and without prior written consent of the underwriters, (i) enter into an agreement to or issue common stock in connection with the acquisition of any oil and gas properties or companies, provided that, as a condition to such issuance, the recipient of such securities agrees to be bound by the terms and conditions of the lockup for the remaining duration of the 90-day lockup period with respect to such securities or (ii) at any time from and after the 60th day after the date of this prospectus supplement, offer for sale, sell or otherwise issue common stock or other securities of the Company, the cash proceeds of which to be used to fund the acquisition of any oil and gas properties or companies and/or provide working capital to fund operations relating to such acquired oil and gas property or company.

SunTrust Robinson Humphrey, Inc. may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release common stock and other securities from lock-up agreements, SunTrust Robinson Humphrey, Inc. will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested, and market conditions at the time.

Price Stabilization, Short Positions and Penalty Bids

The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Covered short sales are sales made in an amount not greater than the number of shares available for purchase by the underwriters under their over-allotment option. The underwriters may close out a covered short sale by exercising their over-allotment option or purchasing shares in the open market. Naked short sales are sales made in an amount in excess of the number of shares available under the over-allotment option. The underwriters must close out any naked short sale by purchasing shares in the open market. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by such syndicate member is purchased in a syndicate covering transaction to cover syndicate short positions. Penalty bids may have the effect of deterring syndicate members from selling to people who have a history of quickly selling their shares. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of our common stock to be higher than it would otherwise be in the absence of these transactions.

The underwriters are not required to engage in these activities and may end any of these activities at any time.

Electronic Distribution

This prospectus supplement, the accompanying prospectus, and the documents incorporated herein and therein by reference in electronic format may be made available on the websites maintained by one or more of the underwriters. The underwriters may agree to allocate a number of shares of common stock for sale to their online brokerage account holders. The common stock will be allocated to underwriters that may make Internet distributions on the same basis as other allocations. In addition, common stock may be sold by the underwriters to securities dealers who resell common stock to online brokerage account holders.

Other than this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference in electronic format, information contained in any website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference or registration statement of which the prospectus supplement forms a part, has not been endorsed by us and should not be relied on by investors in deciding whether to purchase common stock. The underwriters are not responsible for information contained in websites that they do not maintain.

Certain Relationships

The underwriters and financial advisors named in this prospectus supplement, including their respective affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and financial advisors named in this prospectus supplement, including their respective affiliates, have, from time to time, performed, or may in the future perform, various financial advisory and investment banking services for us or our subsidiaries, for which they received or will receive customary fees and expenses.

Conflicts of Interest

Affiliates of BOSC, Inc., which is acting as a financial advisor in connection with this offering, are lenders under our revolving credit facility, and they may receive more than 5% of the net proceeds of this offering in connection with the repayment of amounts under such revolving credit facility. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc., or FINRA. The appointment of a “qualified independent underwriter” is not required in connection with this offering pursuant to FINRA Rule 5121.

LEGAL MATTERS

Certain legal matters regarding the validity of the shares of common stock that are offered hereby will be passed upon for us by Jones & Keller, P.C., in Denver, Colorado. Certain legal matters will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

The consolidated financial statements of Earthstone Energy, Inc. appearing in its Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of its internal control over financial reporting as of December 31, 2015, have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Lynden as of June 30, 2015 and 2014 incorporated in this prospectus supplement by reference to Lynden’s Annual Report on Form 10-K for the year ended June 30, 2015, which was filed with the SEC on September 29, 2015, have been so incorporated in reliance on the report of Deloitte LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The information included or incorporated by reference in this prospectus supplement regarding estimated quantities of proved reserves as of December 31, 2015, using SEC guidelines, were prepared or derived from estimates prepared by Cawley, Gillespie & Associates, Inc., independent petroleum engineers. These estimates are included in this prospectus supplement in reliance on the authority of such firm as experts in these matters.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements, and other information with the Securities and Exchange Commission, or SEC. You may read and copy this information at the following SEC location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You can also obtain copies of these documents at prescribed rates by writing to the Public Reference Room of the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC also maintains a web site that contains reports, proxy statements, and other information about issuers, like Earthstone Energy, Inc., who file electronically with the SEC. The address of that web site is www.sec.gov.

Unless specifically listed under “Incorporation of Certain Documents by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.

In addition, our common stock is listed on the NYSE MKT and similar information concerning us can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until the offering of the common stock is completed (unless otherwise stated, other than information furnished under Items 2.02 or 7.01 of any Form 8-K, which is not deemed filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016, and our Amended Annual Report on Form 10-K/A filed on April 1, 2016;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed on May 10, 2016;

•	Our Current Reports on Form 8-K filed on March 29, 2016, May 24, 2016, June 2, 2016, June 15, 2016 and June 16, 2016, and its amendment on Form 8-K/A filed June 3, 2016 and June 15, 2016; and

•

The description of our common stock contained in our Registration Statement on Form S-3 filed with the SEC on July 2, 2015, and any amendments or reports filed for the purpose of updating that description

This prospectus supplement also incorporates by reference the following information that has previously been filed with the SEC by Lynden:

•

Lynden’s audited consolidated financial statements as of June 30, 2015 and 2014 included in Lynden’s Annual Report on Form 10-K for the year ended June 30, 2015, which was filed with the SEC on September 29, 2015; and

•

Lynden’s unaudited consolidated financial statements of as of March 31, 2016 and the nine months ended March 31, 2016 and 2015 included in Lynden’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, which was filed with the SEC on May 16, 2016.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, and that are deemed “filed” prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may obtain any of the documents incorporated by reference in this prospectus supplement from the SEC through the SEC’s website at the address provided above. We will provide you a copy of any or all of the information that has been incorporated by reference in this prospectus supplement (including exhibits to those documents specifically incorporated by reference in this document), at no cost, upon your written or oral request to us at the following address or telephone number:

Earthstone Energy, Inc.

Attention: Chief Executive Officer

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Telephone: (281) 298-4246

PROSPECTUS

Debt Securities

Common Stock

Preferred Stock

Rights

Warrants

Units

Guarantee of Debt Securities of Earthstone Energy, Inc. by:

Sabine River Energy, LLC

Earthstone Operating, LLC

EF Non-Op, LLC

Basic Petroleum Services, Inc.

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering for total gross proceeds of up to $300,000,000. Any debt securities we issue under this prospectus may be guaranteed by certain of our subsidiaries.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered, including any guarantees by our subsidiary. The supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in our securities involves risk. Please see “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the securities.

Our common stock is listed on the NYSE MKT under the symbol “ESTE.” If we decide to seek a listing of any debt securities, preferred stock, warrants or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 13, 2015.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a shelf registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Earthstone,” “we” or “our” are to Earthstone Energy, Inc., a Delaware corporation and its subsidiaries on a consolidated basis, unless otherwise indicated or the context otherwise requires.

THE COMPANY

Earthstone Energy, Inc., a Delaware corporation, is an independent oil and gas company engaged in the acquisition, development, exploration and production of onshore, oil and natural gas reserves. As further discussed in this prospectus, future growth in assets, earnings, cash flows and share values will be dependent upon our ability to acquire, discover and develop commercial quantities of oil and natural gas reserves that can be produced at a profit, and assemble an oil and natural gas reserve base with a market value exceeding its acquisition, development and production costs.

Our principal executive offices are located at 1400 Woodloch Forest Drive, Suite 300, The Woodlands, Texas 77380, and our telephone number is (281) 298-4246. Our website is located at http://www.earthstoneenergy.com. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

ABOUT THE SUBSIDIARY GUARANTORS

If specified in an accompanying prospectus supplement respecting a series of debt securities, Sabine River Energy, LLC, Earthstone Operating, LLC, EF Non-Op, LLC and Basic Petroleum Services, Inc. and any other of our future subsidiaries specified in the prospectus supplement (the “Subsidiary Guarantors”) may jointly and severally, fully, irrevocably and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our Subsidiary Guarantors and non-guarantor subsidiaries, if any, will be included in our consolidated financial statements filed as a part of our periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the extent required by the rules and regulations of the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with the Exchange Act, file periodic reports, proxy statements and other information with the SEC. The periodic reports, proxy statements and other information filed by us are available for inspection and copying at prescribed rates at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus are forward-looking statements. These forward-looking statements can generally be identified by the use of words such as “may,” “will,” “could,” “should,” “project,” “intends,” “plans,” “pursue,” “target,” “continue,” “believes,” “anticipates,” “expects,” “estimates,” “predicts,” or “potential,” the negative of such terms or variations thereon, or other comparable terminology. Statements that describe our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements. Readers should consider carefully the risks described under the “Risk Factors” section of this prospectus and other sections of this prospectus which describe factors that could cause our actual results to differ from those anticipated in forward-looking statements, including, but not limited to, the following factors:

•	volatility and weakness in commodity prices for oil and natural gas and the effect of prices set or influenced by action of the Organization of Petroleum Exporting countries (“OPEC”);

•	changes in estimates of our proved reserves;

•	our ability to replace our oil and natural gas reserves;

•	declines in the values of our oil and natural gas reserves;

•	the potential for production decline rates for our wells to be greater than we expect;

•	the timing and extent of our success in discovering, acquiring, developing and producing oil and natural gas reserves;

•	our ability to acquire leases, supplies and services on a timely basis and at reasonable prices;

•	the cost and availability of goods and services, such as drilling rigs and completion equipment;

•	risks in connection with potential acquisitions and the integration of significant acquisitions;

•	the possibility that acquisitions and divestitures may involve unexpected costs or delays, and that acquisitions may not achieve intended benefits and will divert management’s time and energy;

•	the possibility that anticipated divestitures may be delayed or may not occur or could be burdened with unforeseen costs;

•	reductions in the borrowing base under our credit facility;

•	risks incident to the drilling and operation of oil and natural gas wells;

•	the presence or recoverability of estimated oil and natural gas reserves and the actual future production rates and associated costs;

•	the availability of sufficient pipeline and other transportation facilities to carry our production and the impact of these facilities on prices;

•	significant competition for acreage and acquisitions, including competition which may be intense in resources play areas pending adequate commodity prices and reserve potential;

•	the effect of existing and future laws, governmental regulations and the political and economic climates of the United States;

•	our ability to attract and retain key members of senior management and key technical employees;

•	changes in environmental laws and the regulation and enforcement related to those laws;

•	the identification of and severity of environmental events and governmental responses to these or other environmental events;

•	legislative or regulatory changes, including retroactive royalty or production tax regimes, hydraulic-fracturing regulations, derivatives reform, and changes in state, and federal income taxes;

•	general economic conditions, whether internationally, nationally or in the regional and local market areas in which we conduct business, may be less favorable than expected, including the possibility that economic conditions in the United States will worsen and that capital markets will be disrupted, which could adversely affect demand for oil and natural gas and make it difficult to access capital;

•	social unrest, political instability or armed conflict in major oil and natural gas producing regions outside the United States, such as Africa, the Middle East, and armed conflict or acts of terrorism or sabotage;

•	the insurance coverage we maintain may not adequately cover all losses that may be sustained in connection with our business activities;

•	other economic, competitive, governmental, regulatory, legislative, including federal, state and tribal regulations and laws, geopolitical and technological factors that may negatively impact our business, operations or oil and natural gas prices;

•	the effect of our oil and natural gas derivative activities; and

•	title to the properties in which we have an interest may be impaired by title defects; and our dependency on the skill, ability and decisions of third party operators of oil and natural gas properties in which we have a non-operated working interest.

All forward-looking statements are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere in this prospectus. Other than as required under the securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

For further information regarding these and other factors, risks and uncertainties affecting us, see “Risk Factors” of this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our most recent Annual Report on Form 10-K, in our Quarterly Reports on Form 10-Q and in our Current Reports on Form 8-K, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	reduction or refinancing of debt or other corporate obligations;

•	additions to our working capital;

•	capital expenditures associated with our oil and gas projects; and

•	potential future acquisitions, including but not limited to acquisitions of undeveloped acreage, producing properties or corporate entities.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Set forth below is a description of the material terms of our capital stock. However, this description is not complete and is qualified by reference to Earthstone’s certificate of incorporation and bylaws. Copies of Earthstone’s certificate of incorporation and bylaws have been filed with the SEC and are incorporated by reference into this registration statement and prospectus. Please read “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You should also be aware that the summary below does not give full effect to the provisions of statutory or common law that may affect your rights as an Earthstone stockholder.

Common Stock

Earthstone is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. As of June 30, 2015, Earthstone had 13,835,128 shares of common stock outstanding of which 15,414 shares were held as treasury stock. There were no options to purchase Earthstone shares of common stock outstanding as of June 30, 2015.

The following summary describes certain provisions of Earthstone’s common stock, but does not purport to be complete and is subject to and qualified in its entirety by the applicable provisions of the Delaware General Corporation Law and Earthstone’s certificate of incorporation and bylaws.

Earthstone has one class of common stock. Holders of its common stock are entitled to one vote per share on all matters to be voted upon by stockholders. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by the Earthstone board of directors in its discretion from funds legally available for that use. They are also entitled to share on a pro rata basis in any distribution to stockholders upon Earthstone’s liquidation, dissolution or winding up. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by Earthstone, and neither the common stockholders nor Earthstone have the right to require the redemption of their shares or the conversion of their shares into any other class of Earthstone stock.

Preferred Stock

Earthstone is authorized to issue 20,000,000 shares of preferred stock, $0.001 par value per share. As of June 30, 2015, there were no shares of Earthstone’s preferred stock outstanding and no options to purchase shares of preferred stock were outstanding.

Earthstone’s board of directors has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of each series, which may include dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking fund terms and the number of shares that constitute any series. The board of directors may exercise this authority without any further action by Earthstone’s stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for Earthstone common stock is Direct Transfer Corporation, 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560. Its telephone number is (919) 744-2722

Listing

Earthstone’s common stock trades on the NYSE MKT under the symbol “ESTE”.

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws. Certain provisions in our certificate of incorporation and bylaws summarized below may be deemed to have an anti-takeover effect and may delay, deter, or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might result in a premium being paid over the market price for the shares held by stockholders.

Our certificate of incorporation and bylaws contain provisions that (unless, as a general matter, a preferred stock designation provides otherwise for that series of preferred stock):

•	permit us to issue, without any further vote or action by the stockholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting powers (if any) of the shares of the series, and the preferences and relative, participating, optional, and other special rights, if any, and any qualification, limitations or restrictions of the shares of such series;

•	require special meetings of the stockholders to be called by an officer of the corporation upon the written request of a majority of the board of directors; and

•	the board of directors of Earthstone be classified into three classes: Class I, Class II, and Class III, each class having a three-year term of office. Under Delaware law, stockholders of a corporation with a classified board of directors may only remove a director “for cause” unless the certificate of incorporation provides otherwise. Earthstone’s certificate of incorporation does not so provide and, accordingly, stockholders may only remove a director “for cause”. The likely effect of the classification of the board of directors is an increase in the time required for the stockholders to change the composition of the board of directors. For example, because only approximately one-third of the directors may be replaced by stockholder vote at each annual meeting of stockholders, stockholders seeking to replace a majority of the members of the Earthstone board of directors will need at least two annual meetings of stockholders to effect this change.

Delaware Law:

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in the manner, summarized below. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became an interested stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

The existence of this provision may have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. Section 203 may also discourage attempts that might result in a premium over the market price for our shares of common stock held by stockholders.

These provisions of Delaware law and the certificate of incorporation could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

Because Earthstone’s certificate of incorporation and bylaws do not include any provision to “opt-out” of Section 203, the statute will apply to business combinations involving Earthstone.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors of such Debt Securities, if any, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in such prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of Earthstone Energy, Inc. and our creditors, including holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. Capitalized terms used in the summary that are otherwise not defined shall have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time. We will specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the specific terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined) as described under “—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities. If the prospectus supplement so indicates, the Debt Securities will be convertible into our common stock.

If specified in the prospectus supplement respecting a particular series of Debt Securities, Sabine River Energy, LLC, Earthstone Operating, LLC, EF Non-Op, LLC and Basic Petroleum Services, Inc. and any other of our future subsidiaries specified in the prospectus supplement (each a “Subsidiary Guarantor”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series as described under “—Subsidiary Guarantee” and in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The Subsidiary Guarantors are wholly-owned by the Company, either directly or indirectly, and any guarantee by the Subsidiary Guarantors will be full and unconditional. There are certain restrictions in the credit agreement, to which our principal subsidiary is a party, upon the ability of the Subsidiary Guarantors to distribute or upstream funds to the Company.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether any Subsidiary Guarantor will provide a Subsidiary Guarantee of the Debt Securities;

(4)	the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our common stock and, if so, the terms and conditions upon which conversion will be effected, including the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and it may also be senior in right of payment to all of our Subordinated Debt. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

•	the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of assets or any bankruptcy, insolvency or similar proceedings;

•	the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods during which we will be prohibited from making payments on the Subordinated Debt Securities; and

•	the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment.

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described below under “—Legal Defeasance and Covenant Defeasance.”

Subsidiary Guarantee

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantee of the Subsidiary Guarantors.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all of our payment obligations under the Indentures and the Debt Securities of a series, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor.

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee. In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof.

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities (see below), Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount.

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series.

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we shall have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct.

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that is represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in The City of New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in The City of New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment.

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “Successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the Successor Person (if not us) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met.

The Successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities.

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “—Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ourself, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $25.0 million;

(7)	any judgment or decree for the payment of money in excess of $25.0 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture).

If an Event of Default (other than an Event of Default with respect to Earthstone Energy, Inc. described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to Earthstone Energy, Inc. described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration and its consequences, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default with respect to that series, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture. For information as to waiver of defaults, see “—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the

Trustees, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security.

We will be required to furnish to each Trustee annually a statement by certain of our officers, to their knowledge, as to whether or not we are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults.

Modification and Waiver

We may modify or amend an Indenture without the consent of any holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated notes in addition to or in place of certificated notes;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt.

Other modifications and amendments of an Indenture may be made by us, the Subsidiary Guarantors, if applicable, and the applicable Trustee with the consent of the Holders of a majority in principal amount of the

Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of, or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the Subordinated Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder.

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series.

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of Maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us, any Subsidiary Guarantor or any of our other Affiliates, will not be deemed to be Outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all outstanding Debt Securities of that series that have been not delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series have been satisfied.

Legal Defeasance and Covenant Defeasance

To the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have our obligations discharged under provisions relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or relating to defeasance of certain restrictive covenants applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance”.

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the legal defeasance provisions applied to any series of Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any Senior Debt and no other event of default with respect to any Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940.

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have the covenant defeasance provisions applied to any Debt Securities, we may fail to comply with certain restrictive covenants (but not with respect to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6), (7) and (9) under “Events of Default” and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any series of Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

If we exercise either our legal defeasance or covenant defeasance option, any Subsidiary Guarantee will terminate.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, partner or trustee of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Debt Securities, the Indentures or any Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting a Debt Security, each Holder shall be deemed to have waived and released all such liability. The waiver and release shall be a part of the consideration for the issue of the Debt Securities. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register.

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will enter into the Indentures with a Trustee that is qualified to act under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and with any other Trustees chosen by us and appointed in a supplemental indenture for a particular series of Debt Securities. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

Resignation or Removal of Trustee. If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor Trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

The Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series.

Limitations on Trustee if it is Our Creditor. Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee. Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an Indenture, every application by us for action by the Trustee must be accompanied by an officers’ certificate and an opinion of counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF RIGHTS

Each right granted by us in the future will represent rights to purchase shares of our common stock or other securities covered by this prospectus and the terms and conditions governing any such rights will be described in an applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock and/or preferred stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock or preferred stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock or preferred stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock or preferred stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence such series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax consideration applicable to the units; and

•	any other material terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may sell securities described in this prospectus and any prospectus supplement through underwriters, through broker-dealers, through agents, or directly to one or more investors.

We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers, or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts, and other items constituting compensation to underwriters, dealers, or agents.

We will fix a price or prices of our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commission’s payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the internet, to sell offered securities directly.

We may offer our common stock into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

We may agree to indemnify underwriters, dealers, and agents who participate in the distribution of our securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

A prospectus and prospectus supplement in electronic form may be made available on the websites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in such prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers, or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers, or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers, or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

EXPERTS

The consolidated financial statements for Earthstone Energy, Inc. (formerly Oak Valley Resources, LLC) as of December 31, 2014 and 2013, and for each of the three fiscal years in the period ended December 31, 2014, incorporated by reference in this prospectus have been audited by Weaver and Tidwell, L.L.P., an independent registered public accounting firm, as set forth in their report and have been so incorporated in reliance on such report of Weaver and Tidwell, L.L.P. given upon their authority as experts in accounting and auditing.

Information about the estimated net proved reserves and the future net cash flows attributable to the oil and natural gas reserves of Earthstone Energy, Inc. (formerly Oak Valley Resources, LLC) as of December 31, 2014 and for the two years ended December 31, 2014 and incorporated by reference in this prospectus were prepared by Cawley, Gillespie and Associates, Inc. an independent reserve engineering firm, and is incorporated herein in reliance upon their authority as experts in reserves and present values.

LEGAL MATTERS

The validity of the securities being offered from time to time under this prospectus will be passed upon for us by Jones & Keller, P.C., Reid A. Godbolt, a member of Jones & Keller, P.C., beneficially owns indirectly 0.186% of Oak Valley Resources, LLC, owner of record of 66.0% of our common stock as of the date of this prospectus, through a limited liability company he owns jointly with his spouse.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement, except for any information that is superseded by information that is included directly in this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed with the SEC on March 27, 2015, and Amendment No. 1 on Form 10-K/A filed with the SEC on April 28, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 14, 2015;

•	Our Current Report on Form 8-K/A filed with the SEC on March 6, 2015;

•	Our Current Report on Form 8-K/A filed with the SEC on April 8, 2015;

•	Our Current Report on Form 8-K filed with the SEC on June 10, 2015; and

•	Our Form 8-A filed with the SEC on January 24, 2011 with respect to our common stock.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of our offering of securities shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items. In addition, all filings filed by us pursuant to the Exchange Act after the date of our initial registration statement filed on July 2, 2015, and prior to its effectiveness, shall be deemed to be incorporated by reference into this prospectus excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and related exhibits filed on such form. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this document. You can obtain documents incorporated by reference in this prospectus, at no cost, by requesting them in writing or by telephone from us at:

Earthstone Energy, Inc.

Attention: Chief Executive Officer

1400 Woodloch Forest Drive, Suite 300

The Woodlands, Texas 77380

Telephone: (281) 298-4246

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

4,500,000 Shares

Common Stock

PROSPECTUS

Joint Book-Running Managers

SunTrust Robinson Humphrey	Seaport Global Securities

June 16, 2016